EXHIIBIT 99.2


                              SAVOY RESOURCES CORP.
                          DISCLOSURE COMMITTEE CHARTER

Disclosure Policy
-----------------

     All financial disclosures made by Savoy Resources Corp. ("Savoy") to its security holders or the investment community should (i) be accurate, complete and timely, (ii) fairly present, in all material respects, Savoy's financial condition, results of operations and cash flows and (iii) meet any other legal, regulatory or stock exchange requirements.

Committee Purpose
-----------------

     Savoy's Disclosure Committee shall assist its officers and directors (collectively, the "Senior Officers") in fulfilling Savoy's and their responsibilities regarding (i) the identification and disclosure of material information about Savoy and (ii) the accuracy, completeness and timeliness of Savoy's financial reports.

Responsibilities
----------------

     Subject to the supervision and oversight of the Senior Officers, the committee shall be responsible for the following tasks:

     (i) Review and, as necessary, assist in the preparation and revision, from time to time, of Savoy's controls and other procedures ("Disclosure Controls and Procedures") to ensure that (a) information required by Savoy to be disclosed to the Securities and Exchange Commission (the "SEC") and other written information disclosed by Savoy to the public is recorded, processed, summarized and reported accurately and on a timely basis and (b) such information is accumulated and communicated to management, including the Senior Officers, as appropriate, to allow timely decisions regarding required disclosure.

     (ii) Assist in documenting, and monitoring the integrity and evaluating the effectiveness of, the Disclosure Controls and Procedures.

     (iii) Review Savoy's (i) Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, proxy statements, material registration statements and any other information filed with the SEC (collectively, the "Reports"), (ii) press releases containing financial information, earnings guidance, forward-looking statements, information about material transactions or other information material to Savoy's security holders,
(iii) correspondence broadly disseminated to stockholders and (iv) other relevant communications or presentations (collectively, the "Disclosure Statements").

     (iv) Discuss information relative to the committee's responsibilities and proceedings, including (a) the preparation of the Disclosure Statements and (b) the evaluation of the effectiveness of the Disclosure Controls and Procedures.

Other Responsibilities
----------------------

     The committee shall have such other responsibilities, consistent with the committee's purpose, as any Senior Officer may assign to it from time to time. Disclosure Control Considerations


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     The committee shall base the review and revision of the Disclosure Controls and Procedures on the following factors:

     (i) Control Environment: The directives of the Board of Directors and the Audit Committee; the integrity and ethical values of Savoy's officers and employees, including the "tone at the top"; Savoy's Code of Conduct; and the philosophy and operating style of management, including how employees are organized and how authority is delegated.

     (ii) Risk Assessment: The identification and analysis of relevant risks affecting achievement of the goals of accurate and timely disclosure, thus forming a basis for determining how the risks should be managed.

     (iii) Control Activities: The procedures to ensure that necessary actions are taken to address and handle risks affecting achievement of objectives.

     (iv) Information and Communication: The accumulation, delivery and communication of financial information throughout (i.e., up, down and across) the organization.

     (v) Monitoring: The assessment of the quality of the financial reporting systems over time through ongoing monitoring and separate evaluations, including through regular management supervision and reporting of deficiencies upstream.

Organization
------------

     The committee shall consist of those persons designated by the Board of Directors.

     The committee may designate two or more individuals, at least one of whom shall be knowledgeable about financial reporting and another about law, who can, acting together, review Disclosure Statements when time does not permit full committee review.

     The Senior Officers, at their option, may, at any time and from time to time, assume any or all of the responsibilities of the Disclosure Committee identified in this Charter, including, for example, approving Disclosure Statements when time does not permit the full committee (or the designated individuals) to meet or act. Chair

     The Chief Financial Officer of Savoy shall act as the Chair of the committee (unless and until another member of the committee shall be so appointed by any Senior Officer).

Meetings and Procedures
-----------------------

     The committee shall meet or act as frequently and as formally or informally as circumstances dictate to (i) ensure the accuracy, completeness and timeliness of the Disclosure Statements, (ii) evaluate the Disclosure Controls and Procedures and (iii) determine whether any changes to the Disclosure Controls and Procedures are necessary or advisable in connection with the preparation of the Reports or other Disclosure Statements, taking into account developments since the most recent evaluation, including material changes in Savoy's organization and business lines and any material change in economic or industry conditions.

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     The committee shall adopt, whether formally or informally, such procedures as it deems necessary to facilitate the fulfillment of its responsibilities.

Full Access
-----------

     The committee shall have full access to all of Savoy's books, records, assets, facilities and personnel, including the internal auditors, in connection with fulfilling its responsibilities.

Charter Review
--------------

     The committee shall review and assess this Disclosure Committee Charter annually and recommend any proposed changes to the Senior Officers for approval.

Interpretation
--------------

     Any questions of interpretation regarding this Disclosure Committee Charter, or the committee's responsibilities or procedures, shall be determined initially by the Chair and, to the extent necessary, ultimately by the Senior Officers.





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